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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ___________________

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported)  April 11, 2005
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                         Commission file number  0-16079
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                       AIR METHODS CORPORATION 401(k) PLAN
                       -----------------------------------
             (Exact name of Registrant as Specified in Its Charter)


                  Delaware                               84-0915893
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        (State or Other Jurisdiction of              (I.R.S. Employer
        Incorporation or Organization)            Identification Number)


        7301 South Peoria, Englewood, Colorado            80112
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        (Address of Principal Executive Offices)        (Zip Code)


        Registrant's Telephone Number, Including Area Code (303) 792-7400
                                                           --------------


     Former Name, Former Address and Former Fiscal Year, if Changed Since Last
                                  Report:  N/A


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ITEM 4.01.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

With respect to the Air Methods Corporation 401(k) Plan, Ehrhardt Keefe Steiner & Hottman PC (EKS&H) was engaged as the Plan's new independent registered public accounting firm on April 11, 2005. During the two most recent fiscal years ended December 31, 2003 and 2002, and the interim period preceding the engagement of EKS&H, the Plan has not consulted with EKS&H regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Plan's financial statements, and neither a written report or oral advice was provided to the Plan by EKS&H that EKS&H concluded was an important factor considered by the Plan in reaching a decision as to an accounting, auditing, or financial reporting issue; or (b) any matter that was either the subject of a "disagreement" or "reportable event," as those terms are used in Item
304(a)(1) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

The Plan provided a copy of the foregoing disclosures to EKS&H prior to the date of the filing of this report and requested that EKS&H furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the letter furnished by EKS&H in response to that request (as required by Item 304(a)(3) of Regulation S-K) dated April 11, 2005, is filed as Exhibit 16.1 to this Form 8-K.


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
SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       AIR METHODS CORPORATION


Date:  April 14, 2005                  By /s/ Sharon M. Northerna
                                         -----------------------------------
                                          Sharon M. Northern
                                          Planning & Analysis Manager
                                          Air Methods Corporation
                                          Plan Administrator


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